     As filed with the Securities and Exchange Commission on August 5, 1997

                                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                        SHELLS SEAFOOD RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                          65-0427966
      (State or other juris-                            (I.R.S. Employer
      diction of incorporation                          Identification
      or organization)                                  Number)
                         16313 North Dale Mabry Highway
                                    Suite 100
                              Tampa, Florida 33618
                                 (813) 961-0944
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 Shells Seafood Restaurants, Inc. Stock Option Plan for Non-Employee Directors.

  Shells Seafood Restaurants, Inc. 1995 Employee Stock Option Plan, as amended.

        Shells Seafood Restaurants, Inc. 1996 Employee Stock Option Plan.

                            (full title of the plan)


                               WILLIAM E. HATTAWAY
                                    PRESIDENT
                        SHELLS SEAFOOD RESTAURANTS, INC.
                           16313 N. Dale Mabry Highway
                                    Suite 100
                              Tampa, Florida 33618
                                 (813) 961-0944
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


            Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            SHELDON G. NUSSBAUM, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000


                    (Facing Page Continued on Following Page)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
       Title of Securities                                    Proposed maximum             Proposed maximum           Amount of
        to be registered       Amount to be registered   offering price per unit (1) aggregate offering price (1)  registration fee
====================================================================================================================================
Common Stock, $.01 par
value per share.............        541,000 shares       $13.625                      $7,371,125.00                   $2,234.00
====================================================================================================================================


(1) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 1, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The following documents filed by Shells Seafood Restaurants, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1997.

         (c) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated April 19, 1996.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities

                  Not applicable.


Item 5.           Interests of Named Experts and Counsel

                  Frederick R. Adler, the Chairman of the Company's Board of Directors is Of Counsel to Fulbright & Jaworski L.L.P. and, as of August 1, 1997, beneficially owns 759,726 shares of the Company's Common Stock and warrants to purchase an additional 350,000 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers

                  Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the GCL. The By-laws also provide that the Company shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. In addition, the Company has entered into indemnification agreements with its directors and officers.


Item 7.           Exemption from Registration Claimed

                  Not Applicable.


Item 8.           Exhibits

        4(a)     Shells Seafood Restaurants, Inc. 1995 Employee Stock Option
                  Plan, as amended (the "1995 Plan").

         (b) Shells Seafood Restaurants, Inc. 1996 Employee Stock Option Plan (the "1996 Plan").

         (c)      Form of Stock Option Agreement for the 1995 Plan and the
                  1996 Plan.

         (d) Shells Seafood Restaurants, Inc. Stock Option Plan for Non-Employee Directors.

        5         Opinion of Fulbright & Jaworski L.L.P.

       23(a)      Consent of Deloitte & Touche LLP.

         (b)      Consent of Fulbright & Jaworski L.L.P. (included in
                  Exhibit 5).

       24         Power of Attorney (included in signature page).

Item 9.           Undertakings


         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on August 4, 1997.

                                     SHELLS SEAFOOD RESTAURANTS, INC.


                                     By: /s/ William E. Hattaway
                                          -------------------------------------
                                          William E. Hattaway
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints WILLIAM E. HATTAWAY and WARREN R. NELSON, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                        President, Chief Executive
/s/ William E. Hattaway                 Officer and Director                                August 4, 1997
------------------------------------    (principal executive officer)
William E. Hattaway

                                        Vice President of Finance, Chief
/s/ Warren R. Nelson                    Financial Officer, Treasurer and                    August 4, 1997
------------------------------------    Secretary (principal financial and
Warren R. Nelson                        accounting officer)


/s/ Frederick R. Adler                  Chairman of the Board                               August 4, 1997
------------------------------------
Frederick R. Adler


/s/ Philip R. Chapman                   Director                                            August 4, 1997
------------------------------------
Philip R. Chapman


/s/ Kamal Mustafa                       Director                                            August 4, 1997
------------------------------------
Kamal Mustafa


/s/ Jay S. Nickse                       Director                                            August 4, 1997
------------------------------------
Jay S. Nickse


/s/ Edwin F. Russo                      Director                                            August 4, 1997
------------------------------------
Edwin F. Russo